SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C.  20549


                       FORM 11-K

     FOR ANNUAL REPORT OF EMPLOYEE STOCK PURCHASE, SAVINGS
      AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934

[X]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934

      For the fiscal year ended December 31, 1995

                        OR

[ ]     TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
        THE SECURITIES EXCHANGE ACT OF 1934


         Commission file number:   33-41313


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

               Bairnco Corporation 401(K)
                Savings Plan and Trust

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                 Bairnco Corporation
                  2251 Lucien Way
               Maitland, Florida 32751




REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Advisory Committee of
Bairnco Corporation 401(k) Savings Plan and Trust:

We have audited the accompanying statements of net assets available for benefits of Bairnco Corporation 401(k) Savings Plan and Trust as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Bairnco Corporation 401(k) Savings Plan and Trust as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

	Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of reportable transactions, assets held for investment and transactions with parties in interest are presented for purposes of complying with the Department of Labor Rules and Regulations for reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. Such schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

Orlando, Florida
March 15, 1996
                                         Arthur Andersen LLP



BAIRNCO CORPORATION
401(k) SAVINGS PLAN AND TRUST
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1995 AND 1994

                                                1995         1994
ASSETS

INVESTMENTS, at fair market value
  (Notes 2 & 3)

Money market fund                               $   630,998  $   435,919
Corporate bond fund                                 409,483      309,654
Common stock fund                                 1,120,700      679,727
Bairnco common stock fund                           154,559      136,704
Participant notes receivable                         12,744          --

TOTAL INVESTMENTS                                 2,328,484    1,562,004

RECEIVABLES

Participants' contributions                          46,494       56,399
Accrued investment income                             6,865        6,949

TOTAL RECEIVABLES                                    53,359       63,348

TOTAL ASSETS                                      2,381,843    1,625,352

NET ASSETS AVAILABLE FOR BENEFITS               $ 2,381,843  $ 1,625,352





The accompanying notes are an integral part of these financial statements.

BAIRNCO CORPORATION
401(k) SAVINGS PLAN AND TRUST
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

(Note 6)
                                         1995         1994
NET ASSETS AVAILABLE FOR BENEFITS,
  beginning of year                      $ 1,625,352  $ 1,171,176

ADDITIONS:
  Participants' contributions                724,508      678,506
  Investment income                           61,710       63,602
  Net realized and unrealized
    appreciation (depreciation)
    on investments (Note 2)                  319,307      (79,905)
                                           1,105,525      662,203

DEDUCTIONS:
  Distributions                              349,034      194,389
  Administrative expenses (Note 4)               --        13,638
                                             349,034      208,027
NET ASSETS AVAILABLE FOR BENEFITS,
  end of year                            $ 2,381,843  $ 1,625,352





The accompanying notes are an integral part of these financial statements.


BAIRNCO CORPORATION
401(k) SAVINGS PLAN AND TRUST
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 and 1994


1.      PLAN DESCRIPTION:

The following description of the Bairnco Corporation 401(k) Savings
Plan and Trust (the "Plan") provides only general information. Participants of the Plan should refer to the Plan document for a complete description of the Plan's provisions. The Plan document is available from Bairnco Corporation at its offices in Maitland, Florida.

General

Bairnco Corporation ("Bairnco" or the "Corporation") established the Plan effective July 1, 1991. The Plan is a defined contribution plan under which all full-time employees become eligible for participation after the completion of six months of service and the attainment of age eighteen. Once an employee becomes eligible for participation, salary deferrals (contributions) may commence on any subsequent semi-annual enrollment date of January 1 or July 1. The Plan excludes non-resident aliens, leased employees and independent contractors from participating in the Plan.
Union employees of the Corporation are permitted to participate in the Plan. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

Under the terms of the Plan, allowable contributions are outlined as follows:

Employee Contributions - The participants may elect to defer a minimum of 1% and a maximum of 25% of compensation, as defined in the Plan, not to exceed $9,240 for both 1995 and 1994. The maximum dollar amount that may be deferred is adjusted annually by the Internal Revenue Service. The amount of the compensation which is deferred, plus any earnings or losses on that amount, is not subject to federal income tax until the funds are actually distributed to the participant by the Plan. However, contributions are subject to FICA (Social Security and Medicare Taxes) even though the compensation has not yet been distributed.

Employer Contributions - Although the Corporation may make matching contributions pursuant to the Plan, no such contributions were made to the Plan during 1995 or 1994. In order to satisfy the rules of
Section 401(k) of the Internal Revenue Code, contributions to the Plan by the Highly Compensated Participant group (as defined in the Plan) are limited to an average deferral percentage based upon the average deferral percentage of the Non-Highly Compensated Participant group (as defined in the Plan).

Participant Accounts

Participants' contributions to the Plan are placed into a trust fund which is maintained for the exclusive benefit of the Plan's participants or a participant's designated beneficiary in the event of the death of the participant. Within the trust fund, separate accounts are maintained for each participant into which are allocated the portion of the trust fund attributable to each participant's contributions and investment earnings and losses. The Trustee's (see Note 4) direct costs of administering the Trust Fund and the individual related participant accounts are charged to the participants' accounts. The benefit to which a participant is entitled is the amount that can be provided from the participant's aggregate account.

Vesting

A participant shall at all times have a 100 percent nonforfeitable interest in the value of his/her account attributable to all contributions made plus or minus investment earnings and losses thereon and related administrative costs.

The vested portion of any participant's employer matching account shall be 20% after three years of service and 20% each year thereafter, so that the participant's accrued benefit relating to employer contributions will be 100% vested after seven years, regardless of when the contribution was made during the term of employment.

Transfers From Other Qualified Plans

	Participants who have an interest in any other qualified employee benefit plan (as described in Section 401(a) of the Internal Revenue Code) may transfer the distributions from these plans directly into the Plan at the discretion of the Administrative Committee (see Note 4).

Distributions

A participant who has attained age 59-1/2 may elect, by filing a written application with the Administrative Committee, to withdraw any amount up to 100 percent of the vested portion of his/her account, for any reason. For participants who have not attained age 59-1/2, the reasons for such withdrawals are restricted to those defined in the Plan.

Upon termination of employment, a participant can elect to have the balance in the participant's account distributed to the participant in a single lump sum cash distribution or a partial distribution if requested in writing by the participant. As an alternative, the participant may also elect to leave the related funds in the Plan or transfer the related funds into another qualified plan.

Participant Notes Receivable

	Effective January 1, 1995, a participant may borrow, with the approval of the Administrative Committee, from his/her account for the purposes of purchasing a principal residence, educational or medical expenses, and to prevent foreclosure on the home of a participant. Funds may be borrowed at a minimum of $1,000 up to a maximum equal to the lesser of (1) a total of $50,000 of borrowings within one year or (2) 50% of the participant's account balance.

	Loan transactions are treated as a transfer to(from) the investment fund from(to) the participant notes receivable account. Loan terms range from 1-5 years or up to 15 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the plan administrator. During 1995, interest rates ranged from 7.5% to 8.5%. Principal and interest are paid quarterly through payroll deductions. As of December 31, 1995, there were seven loans outstanding.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis Of Accounting-

The accounting records of the Plan and the Plan's assets are maintained by SunTrust Banks of Florida, Inc. (formerly SunBank, NA) ("SunTrust"). The participants' account balances are determined on the cash basis; however, the Plan's financial statements contained herein are presented on an accrual basis.

Investment Valuation and Income Recognition-

Investments are stated at fair market value. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Any unlisted securities are valued at the bid price next preceding the close of business on the valuation date. Participant notes receivable are valued at cost which approximates fair value.

Any unrealized appreciation/depreciation on investments represents the difference between fair value of investments at the beginning of the Plan year or when acquired, whichever is later, and the fair value of investments at the end of the Plan year. Net realized gains from the sale of investments amounted to $143,345 and $2,542 for the Plan years ended December 31, 1995 and 1994, respectively.


3.      INVESTMENTS:

There are four investment options into which participants may direct the investment of their accounts. These are a Capital Growth Fund (common stock fund), an Investment Grade Bond Fund (corporate bond fund), a Prime Quality Fund (money market fund) and the Bairnco Corporation Common Stock Fund (Bairnco common stock fund). Participants invest in units of participation of the fund which represents an undivided interest in the underlying assets of the fund. Participants may separately direct the investment of future deferrals and existing account balances into these four investment options in increments of 10%. During 1994, participants were permitted to modify their elections for investment of future deferrals and existing account balances between investment funds as of January 1, April 1, July 1 or October 1. Notice of the change had to be given to the Plan Administrator prior to the fifth business day of the month preceding the date of change. Effective January 1, 1995, participants were permitted to modify their elections for future deferrals and existing account balances between investment funds on a daily basis.

Investments within the corporate bond fund and common stock fund are made by the Plan Trustee (Note 4) on behalf of the Plan. These investments are maintained in an investment portfolio with the Corporation's defined retirement benefit plan investments. As such, the individual stock and bond investments allocable to the Plan cannot be specifically identified in the attached Schedule of Assets Held for Investment. The combined statements of investments for these funds may be obtained from the Plan Trustee.


4.      TRUST AGREEMENT:

Since the inception of the Plan, SunTrust has acted as Plan Trustee pursuant to the Plan document which is signed by the Corporation and Trustee. SunTrust manages the Plan assets, makes investment decisions within the funds and makes distributions to participants as directed by the Plan Administrator. The Administrative Committee of the Corporation is the Plan Administrator. Expenses incurred by the Plan Trustee or the Plan Administrator in the performance of their duties may be paid by the Plan or the Corporation at the Corporation's discretion. Through December 31, 1994, these expenses paid by the Plan were reported as deductions of the net assets of the Plan. During 1995, all investment managers' fees were paid directly by the Plan and the assets of the Plan reported at net market value. The fees charged were based on a percentage of the net assets of the respective funds as follows:


	Capital Growth Fund                     1.15%
	Investment Grade Bond Fund              0.75%
	Prime Quality Fund                      0.58%
	Bairnco Stock Fund                      0.75%


5.      PLAN TERMINATION:

Although it has not expressed any intent to do so, the Corporation reserves the right under the Plan to terminate the Plan, in whole or in part, at any time. In the event of the Plan's termination, the Plan assets will be distributed to the participants in lump sum distributions or transferred to another qualified plan at the direction of the participant. Upon the Plan's termination all amounts credited to participants' accounts are 100% vested.


6.      CHANGES IN NET ASSETS BY INVESTMENT FUND:

The following schedule presents changes in the net assets of the investment funds for the year ended December 31, 1995.

                                                                BAIRNCO
                             COMMON       CORP.      MONEY      COMMON     PART.
                             STOCK        BOND       MARKET     STOCK      NOTES
                             FUND         FUND       FUND       FUND       REC.      TOTAL
Net Assets Available for
  Plan Benefits, 01/01/95    $  710,079   $323,062   $451,213   $140,998   $   --    $1,625,352

ADDITIONS:
  Participants' contributions   331,015    140,113    211,721     41,659       --       724,508
  Investment income              10,003     23,128     28,579        --        --        61,710
  Net realized and unrealized
   appreciation(depreciation)
   on investments               232,090     37,735        (31)    49,513       --       319,307
  Loan repayments                   513        352        283        100    (1,248)         --
  Transfers from other funds     26,604      8,758     40,980      1,247       --        77,589
                                600,225    210,086    281,532     92,519    (1,248)   1,183,114

DEDUCTIONS:
  Distributions                (142,315)  (100,445)   (82,104)   (24,170)      --      (349,034)
  Loans                          (5,646)    (3,685)    (2,742)    (1,919)   13,992          --
  Transfers to other funds      (17,975)    (8,383)    (1,432)   (49,799)      --       (77,589)
                               (165,936)  (112,513)   (86,278)   (75,888)   13,992     (426,623)

Net Assets Available for
  Plan Benefits, 12/31/95    $1,144,368   $420,635   $646,467   $157,629   $12,744   $2,381,843

The following schedule presents changes in the net assets of the investment funds for the year ended December 31, 1994.

                                                                BAIRNCO
                             COMMON       CORP.      MONEY      COMMON
                             STOCK        BOND       MARKET     STOCK
                             FUND         FUND       FUND       FUND       TOTAL
Net Assets Available for
  Plan Benefits, 01/01/94    $574,012     $286,896   $264,725   $ 45,543   $1,171,176

ADDITIONS:
  Participants' contributions 343,699      141,741    158,863     34,203      678,506
  Investment income            39,684        6,114     14,684      3,120       63,602
  Net realized and unrealized
   appreciation(depreciation)
   on investments             (81,918)      (4,076)       --       6,089      (79,905)
  Transfers from other funds    1,865          --      64,746     62,261      128,872
                              303,330      143,779    238,293    105,673      791,075
DEDUCTIONS:
  Distributions              (101,653)     (35,051)   (48,421)    (9,264)    (194,389)
  Administrative expenses      (6,191)      (3,109)    (3,384)      (954)     (13,638)
  Transfers to other funds    (59,419)     (69,453)       --         --      (128,872)
                             (167,263)    (107,613)   (51,805)   (10,218)    (336,899)

Net Assets Available for
  Plan Benefits, 12/31/94    $710,079     $323,062   $451,213   $140,998   $1,625,352

7.      TRANSACTIONS WITH PARTIES IN INTEREST:

Under Department of Labor Rules and Regulations for Reporting and Disclosure, the Plan is required to report investment transactions with and compensation paid to a "party in interest". The term "party in interest" is broadly defined but includes Bairnco Corporation as the Plan's sponsor, SunTrust, as Plan Trustee, and any person or corporation which renders services to the Plan. Certain 1995 and 1994 fees for legal and accounting services provided in connection with the Plan were paid by the Plan sponsor on behalf of the Plan during these years. Additional fees paid by the Plan during 1995 and 1994 for services rendered by parties in interest were based on rates which the Plan's Administrator believes were customary and reasonable.


8.      INCOME TAX STATUS:

The Plan obtained its latest determination letter on March 5, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code.



9.      SUPPLEMENTAL SCHEDULES:

Supplemental Schedule I lists the reportable transactions of the Plan for the year ended December 31, 1995. Purchases and sales are made at market value on the date of transaction.

Supplemental Schedule II lists the Plan assets held for investment at December 31, 1995.

Supplemental Schedule III lists transactions with parties in interest of the Plan for the year ended December 31, 1995.


SCHEDULE  I

BAIRNCO CORPORATION
401(k) SAVINGS PLAN AND TRUST
SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1995



                                                         Cost of    Sales      Net Gain
Description of Transaction                   Purchases   Sales      Proceeds   on Sales


Purchases:
  STI Classic Prime Quality Money Market
    Fund, Class A Trust Shares               $438,011
    STI Classic Prime Quality Money Market
    Fund, Class A Trust Shares                487,655

Sales:
  STI Classic Prime Quality Money Market
    Fund, Class A Trust Shares                           $487,655   $487,655   $    --
  STI Classic Prime Quality Money Market
    Fund, Class A Trust Shares                            435,917    435,917        --

      Total All Funds                        $925,666    $923,572   $923,572   $    --



The accompanying notes are an integral part of this schedule.






SCHEDULE II

BAIRNCO CORPORATION
401(k) SAVINGS PLAN AND TRUST
SCHEDULE OF ASSETS HELD FOR INVESTMENT
AS OF DECEMBER 31, 1995


                                     Market Value              Unrealized
         Description                 (Note 2)     Cost         Appreciation
Common Stocks
  Bairnco Corporation, 10,885 units
    @ $14.20 per unit                $  154,559   $  115,538   $   39,021
  Other Common Stock, 82,892 units
    @ $13.52 per unit                 1,120,700    1,012,506      108,194

    Total Common Stocks               1,275,259    1,128,044      147,215

Other Investments
  Money Market Funds, 630,998 units
    @ $1.00 per unit                    630,998      630,998          --
  Corporate Bonds, 38,594 units
    @ $10.61 per unit                   409,483      380,736       28,747
  Participant Notes Receivable           12,744       12,744          --

    Total Other Investments           1,053,225    1,024,478       28,747

    Total                            $2,328,484   $2,152,522    $ 175,962





The accompanying notes are an integral part of this schedule.



SCHEDULE III

BAIRNCO CORPORATION
401(k) SAVINGS PLAN AND TRUST
SCHEDULE OF TRANSACTIONS WITH PARTIES IN INTEREST
FOR THE YEAR ENDED DECEMBER 31, 1995

                 Description                              Amount


Sold 9,398.862 units of Bairnco Corporation Stock
  Fund between $10.295 and $14.205 per unit               $106,927


Purchased 6,613.682 units of Bairnco Corporation
  Stock Fund between $10.295 and $13.702 per unit         $ 75,291




The accompanying notes are an integral part of this schedule.




SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrative Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


BAIRNCO CORPORATION 401(K)
SAVINGS PLAN AND TRUST
(Name of Plan)




Date:   March 15, 1996                  By: /s/ J. ROBERT WILKINSON
                                            J. ROBERT WILKINSON
                                            Administrative Committee Member